(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	O	P	R	R6	T	W
Voya Floating Rate Fund Initial Term Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Term for Class W Expires August 1, 2018 Initial Term for Class T Expires August 1, 2018	1.00%	1.75%	0.75%	N/A	0.15%	1.25%	N/A	1.00%	0.75%
Voya GNMA Income Fund Term Expires August 1, 2016 Initial Term for Class T Expires August 1, 2018	0.95%	1.70%	0.65%	N/A	N/A	N/A	N/A	0.95%	0.70%

(1)    This Agreement shall automatically renew for one-year terms with respect to a Fund unless   otherwise terminated in accordance with the Agreement.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	O	P	R	R6	T	W
Voya High Yield Bond Fund Initial Term for Classes A, B, and C Expires August 1, 2007 Initial Term for Class I Expires August 1, 2010 Initial Term for Class W Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class R6 Expires August 1, 2017 Initial Term for Class T Expires August 1, 2018	1.10%	1.85%	0.85%	N/A	0.15%	1.35%	0.83%	1.10%	0.85%
Voya Intermediate Bond Fund Term Expires August 1, 2010 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class T Expires August 1, 2018	0.75%	1.50%	0.50%	0.75%	N/A	1.00%	0.50%	0.75%	0.50%

(1)    This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	O	P	R	R6	T	W
Voya Short Term Bond Fund Initial Term for Class A, C, I, and W Expires August 1, 2014 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class T Expires August 1, 2018	0.80%	1.55%	0.50%	N/A	N/A	1.05%	0.47%	0.80%	0.55%

/s/ HE
HE

Effective Date:  May 31, 2017 to add Class T shares.

(1)    This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.